           As filed with the Securities and Exchange Commission on June 18, 1997
                                                 REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                             -------------------

                                 FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             -------------------

                             TECH DATA CORPORATION
             (Exact name of registrant as specified in its charter)

                              5350 TECH DATA DRIVE
                             CLEARWATER, FL  34620
                                 (813) 539-7429
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

             FLORIDA                                      NO. 59-1578329
  (State or other jurisdiction of                        (I.R.S. Employer
   incorporation or organization)                      Identification Number)

                             -------------------

                               JEFFERY P. HOWELLS
              EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                             TECH DATA CORPORATION
                5350 TECH DATA DRIVE, CLEARWATER, FLORIDA  34620
                                 (813) 539-7429

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    COPY TO:
                            FRANK N. FLEISCHER, ESQ.
                           SCHIFINO & FLEISCHER, P.A.
                       ONE TAMPA CITY CENTER  SUITE 2700
                             TAMPA, FLORIDA  33602
                               (813) 223-1535

                             -------------------

            Approximate Date of Commencement of Proposed Sales to the Public:
  As soon as practicable after the effective date of this Registration
  Statement.

            If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

            If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement for the same offering. [ ]


            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

            If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                   PROPOSED MAXIMUM     PROPOSED MAXIMUM
        TITLE OF EACH CLASS OF SECURITIES       AMOUNT TO           OFFERING PRICE         AGGREGATE               AMOUNT OF
                 TO BE REGISTERED             BE REGISTERED         PER SHARE (1)      OFFERING PRICE(1)       REGISTRATION FEE(2)
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.0015 Par Value                 406,586 Shares          $30.00            $12,197,580.00           $3,696.24
===================================================================================================================================

  (1) Estimated solely for the purpose of calculating the registration fee.
  (2) Calculated pursuant to Rule 457(c).

              THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

                   SUBJECT TO COMPLETION, DATED JUNE 18, 1997


PROSPECTUS
                                 406,586 SHARES





                                [TECH DATA LOGO]





                                  COMMON STOCK

                                 -------------

         This Prospectus relates to 406,586 shares (the "Shares") of Common Stock, $.0015 par value, of Tech Data Corporation (the "Company" or "Tech Data"). The Shares may be offered by certain shareholders of the Company (the "Selling Shareholders") from time to time in transactions for their own account (which may include block transactions) in the over-the-counter market, in negotiated transactions, or a combination of such methods of sales, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.
The Selling Shareholders may effect such transactions by selling Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders or the purchasers of Shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). See "Selling Shareholders" and "Sale of Shares".

         The Common Stock is quoted on the Nasdaq National Market under the symbol "TECD." On June 17, 1997, the last reported sale price for the Common Stock, as reported on the Nasdaq National Market, was $32.125 per share.

                              ___________________

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
      ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.




                 The date of the Prospectus is           ,1997

                             AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"), all of which may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material also can be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Reports, proxy and information statements and other information concerning the Company can also be inspected at the Nasdaq National Market at 1735 K Street, N.W., Washington, D.C. 20006.

         This Prospectus constitutes part of a Registration Statement filed by the Company with the Commission under the Securities Act of 1933, as amended. This Prospectus omits certain of the information contained in the Registration Statement in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company and the Common Stock. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, where a copy of such document has been filed as an exhibit to the Registration Statement or otherwise has been filed with the Commission, reference is made to the copy so filed. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents have been filed by the Company with the Commission pursuant to the Exchange Act, File No. 0-14625, and are incorporated herein by reference:

         1.  Quarterly Report on Form 10-Q for the quarter ended April 30,
             1997.

         2.  Annual Report on Form 10-K for the fiscal year ended January 31,
             1997.

         3. Proxy Statement for the Annual Meeting of Shareholders held on June 10, 1997.

         4. The Registration Statement on Form 8-A under the Exchange Act as filed with the Commission on May 14, 1986.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated herein by reference (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to Mr. Arthur W. Singleton, Vice President, Treasurer and Secretary of the Company, at Tech Data Corporation, 5350 Tech Data Drive, Clearwater, Florida 34620.


                              -----------------

                                  THE COMPANY

         The Company is a leading distributor of microcomputer related hardware and software products to value-added resellers ("VARs"), corporate resellers and retailers throughout the United States, France, Canada, Latin America and the Caribbean. The Company purchases its products directly from more than 900 manufacturers of microcomputer hardware and publishers of software, maintains a stocking inventory of more than 45,000 products and sells to an active base of over 55,000 customers. The Company provides a cost-effective link between this large number of vendors and customers.

         The Company provides its customers with leading products in systems, peripherals, networking, and software, which accounted for 25%, 39%, 19% and 17%, respectively, of sales in fiscal 1997. The Company offers products from manufacturers and publishers such as Apple, Bay Networks, Canon, Compaq, Cisco, Corel, Digital Equipment, Epson, Hewlett-Packard, IBM, Intel, Intuit, Kingston, Lotus, Microsoft, NEC Technologies, Novell, Okidata, Seagate, Symantec, 3Com, Toshiba, U.S. Robotics and Western Digital. In addition, the Company provides its customers with a high level of service including pre- and post- sale technical support, on-line ordering, credit and low cost delivery, generally in one-to-two days. In its most recent fiscal year ended January 31, 1997, Tech Data had sales of $4.6 billion.

         The Company's principal executive offices are located at 5350 Tech Data Drive, Clearwater, Florida 34620 and its telephone number is 813/539-7429.

                                USE OF PROCEEDS

         The Company will not receive any proceeds from the sales of the Shares by the Selling Shareholders.

                              SELLING SHAREHOLDERS

         The following table shows (i) the names of the Selling Shareholders,
(ii) the number of Shares owned beneficially or of record by each of them,
(iii) the percentage of total Common Stock owned beneficially or of record by each of them, (iv) the number of Shares currently being offered by each of them, and (v) the number of Shares to be owned by each of them after completion of the offering, assuming all the Shares been offered are sold.


                                  Number of            Percentage of                                Number of
                                 Shares Owned              Total              Number of            Shares Owned
                                   Prior to            Common Stock             Shares               After the
   Selling Shareholder           the Offering           Outstanding         Being Offered            Offering
   ------------------            ------------          ------------         -------------           -----------
Pongs & Zahn
 Aktiengesellschaft                306,586                 .71%               306,586                     -

 Richard Bladowski                 100,000                 .23%               100,000                     -



                                SALES OF SHARES

         Tech Data entered into Purchase Agreements dated as of April 14, 1997 between Richard Bladowski and Pongs & Zahn Aktiengesellschaft, Shareholders of Macrotron AG ("Macrotron") Aktiengesellschaft fur Datenerfassungssysteme, a corporation incorporated under German law. The Purchase Agreements provide that the Company must file a Registration Statement with the Commission to consummate the transactions contemplated in such Agreements.

         Macrotron AG is one of Germany's largest distributors of personal computer products. It distributes approximately 20,000 products from more than 300 manufacturers and publishers to a base of more than 16,000 value-added resellers and dealers throughout Germany, Austria and Switzerland. Its product line includes such leading vendors as 3Com, Canon, Compaq, Corel, Epson, Hewlett-Packard, IBM, Intel, Microsoft, Sony and Toshiba. In the Company's most recent fiscal year ended September 30, 1996, Macrotron reported sales and net income of DM1.3 billion ($905 million) and DM7.8 million ($5.3 million), respectively.

         The Shares offered by the Selling Shareholders will be received by them in exchange for their share capital of Macrotron on or before July 31, 1997. Macrotron's common and preferred shares are publicly-traded on the Frankfurt/Main and Munich stock exchanges. Neither of the Selling Shareholders has had any position, office or other material relationship with Tech Data, its predecessor or affiliates within the past three years.

                                 LEGAL MATTERS

         The validity of the Shares offered hereby will be passed upon for the Company by Schifino & Fleischer, P.A., Tampa, Florida.

                                    EXPERTS

         The financial statements of the Company incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended January 31, 1997 have been so incorporated in reliance on the report of Price Waterhouse, LLP independent accountants, given on the authority of said firm as experts in auditing and accounting.

======================================================


No dealer, salesman, or other individual has been authorized to give any information or to make any representation not contained in this Prospectus If given or made, such other information or representation must not be relied upon as having been authorized by the Company. This
Prospectus does not constitute an offer to sell or a solicitation of an offer to buy, the Shares in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation.
Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has not been any change in the facts set forth in this Prospectus or in the affairs of the Company since the date hereof.


                    ____________________


                     TABLE OF CONTENTS


                                                Page
                                                ----
 Available information . . . . . . . . . . . . .  2
 Incorporation of Certain Information
   by Reference  . . . . . . . . . . . . . . . .  2
 The Company . . . . . . . . . . . . . . . . . .  3
 Use of Proceeds . . . . . . . . . . . . . . . .  3
 Selling Shareholders  . . . . . . . . . . . . .  3
 Sales of Shares . . . . . . . . . . . . . . . .  3
 Legal Matters . . . . . . . . . . . . . . . . .  4
 Experts . . . . . . . . . . . . . . . . . . . .  4


======================================================

                                 406,586 SHARES

                                [TECH DATA LOGO]

                                 Common Stock

                               ---------------

                                  PROSPECTUS

                               ---------------


                                June __, 1997

======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.     Other Expenses of Issuance and Distribution

         SEC Registration Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . $  3,696.24
         NASD Filing and Listing Fees . . . . . . . . . . . . . . . . . . . . . . .    9,851.72
         Printing and Engraving . . . . . . . . . . . . . . . . . . . . . . . . . .    2,500.00
         Fees of Transfer Agent . . . . . . . . . . . . . . . . . . . . . . . . . .      500.00
         Accountants Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . .    2,500.00
         Legal Fees and Expenses of Registrant's Counsel  . . . . . . . . . . . . .    7,500.00
         Miscellaneous      . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1,452.04
                                                                                     ----------
                           Total                                                     $28,000.00
                                                                                     ==========

         Except for SEC registration fee and NASD filing and listing fees, the foregoing fees are estimated.

ITEM 15.         INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's By-Laws include the following provisions:

                                  ARTICLE NINE

                                INDEMNIFICATION

         "9.1 Under the circumstances prescribed in Section 9.3 and 9.4, the Corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (include attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that this conduct was unlawful.

         9.2 Under the circumstances prescribed in Section 9.3 and 9.4, the Corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person if fairly and reasonably entitled to indemnify for such expenses that the court shall deem proper.

         9.3 To the extent that a Director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 9.1 and 9.2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         9.4 Except as provided in Section 9.3 and except as may be ordered by a court, any indemnification under Sections 9.1 and 9.2 shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has meet the applicable standard of conduct set forth in Sections 9.1 and 9.2. Such a determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (3) by the affirmative vote of a majority of the shares entitle to vote thereon owned by persons who were not parties to such action, suit or proceeding.

         9.5 Expenses, including attorneys' fees, incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding upon a preliminary determination following one of the procedures set forth in Section
9.4 that the Director, officer, employee or agent met the applicable standard of conduct set forth in Section 9.1 or Section 9.2 or as authorized by the Board of Directors in the specific case and, in either event, upon receipt of an undertaking by or on behalf of the Director, officer, employee, or agent to repay such amount unless it shall ultimately be determined that he is entitled to by indemnified by the Corporation as authorized in this Section.

         9.6 The Corporation shall have the power to make any other or further indemnification of any of its Directors, officers employees, or agents, under any By-Law, agreement, vote of shareholders or disinterested Directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, except an indemnification against gross negligence or willful misconduct.

         9.7 The indemnification provided by this Article Nine shall continue as to a person who has ceased to be a Director, employee or agent and shall inure to the benefit of the heirs, executors or administrators of such a person.

         9.8 The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against himself and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article Nine.

         9.9 If any expenses or other amounts are paid by way of indemnification, otherwise than by court order or action by the shareholder or by an insurance carrier pursuant to insurance maintained by the Corporation, the Corporation shall, no later than the next annual meeting of shareholders unless such a meeting is held within three months from the date of such payment, and, in any event, within 15 months from the date of such payment, deliver personally or send by first class mail to its shareholders of record at the time entitled to vote for the election of Directors a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation."

         Chapter 607 of the General Statutes of the State of Florida permits a corporation to indemnify its officers and directors against certain liabilities and provides for the conditions thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company undertakes, unless in the opinion of its counsel the matter has been settled by controlling precedent, to submit to a court of appropriate jurisdiction the question whether such indemnification by its is against public policy as expressed in the Act and agrees to be governed by the final adjudication of such issue.

ITEM 16.         EXHIBITS

         The exhibit numbers on the following list correspond to the numbers in the exhibit table required pursuant to Item 601 of Regulation S-K.

         4-A(1)   -- Articles of Incorporation of the Company as amended to
                     April 23, 1986.
         4-B(2)   -- Articles of Amendment to Articles of Incorporation of the
                     Company filed on August 27, 1987.
         4-C(3)   -- By-Laws of the Company as amended to November 28, 1995.
         4-D(4)   -- Articles of Amendment to Articles of Incorporation of the
                     Company filed on July 15, 1993.
         5*       -- Opinion of Schifino & Fleischer, P.A.
         23-A*    -- Consent of Schifino & Fleischer, P.A., appears in its
                     opinion filed herewith as Exhibit 5.
         23-B*    -- Consent of Price Waterhouse LLP is included on page II-6.
         25*      -- Power of Attorney is included on the Signature Page, page
                     II-7.
         99-A(5)  -- Cautionary Statement for Purposes of the "Safe Harbor"
                     Provisions of the Private Securities Litigation Reform Act of 1995.
_____________________________________
         *Filed herewith.
         (1) Incorporated by reference to the Exhibits included in the Company's Registration Statement on Form S-1, File No. 33-4135.
         (2) Incorporated by reference to the Exhibits included in the Company's Registration Statement on Form S-1, File No. 33-21997.
         (3) Incorporated by reference to the Exhibits included in the Company's Form 10-K for the year ended January 31, 1996, File No. 0-14625.
         (4) Incorporated by reference to the Exhibits included in the Company's Form 10-K for the year ended January 31, 1994, File No. 0-14625.
         (5) Incorporated by reference to the Company's Form 8-K filed on March 26, 1996, File No. 0-14625.

         ITEM 17. UNDERTAKINGS

                 The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to who the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, office or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes that:

         (1) For purposed of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of Tech Data Corporation of our report dated March 18, 1997, appearing on page 20 of Tech Data Corporation's Annual Report on Form 10-K for the year ended January 31, 1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedule which appears on page 30 of such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in the Prospectus constituting part of this Registration Statement.



PRICE WATERHOUSE LLP

Tampa, Florida
June 13, 1997

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Clearwater, State of Florida, on June 17, 1997.

                                        TECH DATA CORPORATION


                                        By: /S/STEVEN A. RAYMUND
                                           -------------------------------
                                                Steven A. Raymund,
                                          Chairman of the Board of Directors;
                                               Chief Executive Officer

                               POWER OF ATTORNEY

         Each person whose signature to this Registration Statement appears below hereby appoints Jeffery P. Howells and Arthur W. Singleton, or either of them, as his attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as a part of or in connection with this Registration Statement or the amendments thereto, and the attorney-in-fact, or either of them, may make such changes and additions to this Registration Statement as the attorney-in-fact, or either of them, may deem necessary or appropriate.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


      SIGNATURE                       TITLE                                      DATE
/S/STEVEN A. RAYMUND          Chairman of the Board of Directors;             June 17, 1997
-------------------------       Chief Executive Officer
Steven A. Raymund

/S/JEFFERY P. HOWELLS         Executive Vice President of Finance and         June 17, 1997
-------------------------       Chief Financial Officer;
Jeffery P. Howells              (principal financial officer)

/S/JOSEPH B. TREPANI          Vice President and Worldwide Controller;        June 17, 1997
-------------------------       (principal accounting officer)
Joseph B. Trepani

/S/CHARLES E. ADAIR                       Director                            June 17, 1997
-------------------------
Charles E. Adair

/S/DANIEL M. DOYLE                        Director                            June 17, 1997
-------------------------
Daniel M. Doyle

/S/DONALD F. DUNN                         Director                            June 17, 1997
-------------------------
Donald F. Dunn

/S/EDWARD C. RAYMUND                      Director; Chairman Emeritus         June 17, 1997
-------------------------
Edward C. Raymund

/S/JOHN Y. WILLIAMS                       Director                            June 17, 1997
-------------------------
John Y. Williams







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